Exhibit 99.1

LAM RESEARCH CORPORATION PRICES $750 MILLION OF CONVERTIBLE NOTES

FOR IMMEDIATE RELEASE

Lam Research Corporation Contacts:

Shanye Hudson, Director, Investor Relations, phone: 510/572-4589,

e-mail: shanye.hudson@lamresearch.com

FREMONT, Calif., May 6 — Lam Research Corporation (NASDAQ: LRCX) today announced that it has priced its private offering of $750 million in aggregate principal amount of convertible senior notes, an increase from the $700 million in aggregate principal amount previously announced. The notes will be issued in two tranches of $375 million each (an increase from $350 million each) due in May 2016 (the “2016 Notes”) and May 2018 (the “2018 Notes,” and together with the 2016 Notes, the “Notes”), respectively, and will be sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The Notes will be senior unsecured obligations of Lam Research. The 2016 Notes will bear interest at a rate of 0.50% per year, and the 2018 Notes will bear interest at a rate of 1.25% per year, in each case, payable semi-annually. The Notes will each be convertible into cash and shares, if any, of Lam Research’s common stock. The conversion rate for each of the 2016 Notes and the 2018 Notes will initially be 15.8687 shares per $1,000 principal amount, which is equivalent to an initial conversion price of approximately $63.02 per share of common stock. The initial conversion price of the Notes represents a premium of approximately 32.5% to the $47.56 per share closing price of Lam Research’s common stock on May 5, 2011. The Notes will be convertible prior to February 15, 2016 in the case of the 2016 Notes and prior to February 15, 2018 in the case of the 2018 Notes, only upon the occurrence of certain circumstances, and will be convertible thereafter regardless of these circumstances. Upon conversion of the Notes, holders will receive cash up to the principal amount of each Note converted, and any excess conversion value above the principal amount of the Note will be delivered in shares of Lam Research’s common stock. Lam Research has granted to the initial purchasers the right to purchase an additional $75 million (an increase from $50 million) in aggregate principal amount of each tranche to cover over-allotments. The sale of the Notes is expected to close on May 11, 2011, subject to customary closing conditions.

Lam Research estimates that the net proceeds from the offering will be approximately $735,500,000, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by Lam Research.

Lam Research intends to use a portion of the net proceeds of the offering to repurchase approximately 1,000,000 shares of its common stock from purchasers of Notes in privately negotiated transactions effected through one of the initial purchasers. The price of the common stock repurchased in such transactions will be $47.56 per share, the closing price of Lam Research’s common stock on May 5, 2011. This activity could affect the market price of Lam Research common stock concurrently with, or shortly after, the pricing of the Notes, and could result in a higher effective conversion price for the Notes. In addition, following this offering Lam Research may from time to time repurchase additional shares of common stock pursuant to its stock repurchase program. Any future repurchases could affect the market price of Lam Research common stock or the Notes.

In connection with the pricing of the Notes, Lam Research entered into privately negotiated convertible note hedge and warrant transactions with the initial purchasers or their respective affiliates. Lam Research intends to use a portion of the net proceeds to pay the cost of the convertible note hedge transactions (taking into account the proceeds to it from the sale of the warrants); the resulting net cost of these transactions to Lam Research will be approximately $39,412,500. If the initial purchasers exercise their over-allotment option with respect to a series of Notes, Lam Research expects to sell additional warrants and use a portion of the net proceeds from the sale of the additional Notes, together with the proceeds from the additional warrants, to enter into additional convertible note hedge transactions.

The convertible note hedge transactions are expected to reduce the potential dilution with respect to shares of Lam Research common stock upon any conversion of the Notes; however, the warrant transactions will have a dilutive effect with respect to Lam Research common stock to the extent that the market price per share of Lam Research common stock exceeds the applicable strike price of the warrants, which, in the case of the warrants relating to the convertible note hedge transactions for the 2016 Notes, is approximately 50% higher than the closing price of Lam Research’s common stock on May 5, 2011 and, in the case of the warrants relating to the convertible note hedge transactions for the 2018 Notes, is approximately 60% higher than the closing price of Lam Research’s common stock on May 5, 2011. In connection with the convertible note hedge and warrant transactions, the initial purchasers or their affiliates that are party to those transactions have advised Lam Research that they expect to enter into various derivative transactions with respect to Lam Research common stock. This activity could increase (or reduce the size of any decrease in) the market price of Lam Research common stock or the Notes above market levels that would have prevailed or prevent or retard a decline in the market price of Lam Research common stock or the Notes. In addition, the initial purchasers or their affiliates that are party to those transactions have advised Lam Research that they may modify their hedge positions by entering into or unwinding various derivatives with respect to Lam Research common stock and/or purchasing or selling Lam Research common stock in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period related to a conversion of Notes). This activity could also cause or avoid an increase or a decrease in the market price of Lam Research common stock or the Notes, which could affect holders’ ability to convert the Notes and, to the extent the activity occurs during any observation period related to the Notes, it could affect the number of shares and value of the consideration that holders will receive upon conversion of the Notes.

The balance of the net proceeds of the offering is intended to be used for general corporate purposes, including working capital and capital expenditures. Lam Research may also use a portion of the net proceeds to acquire other businesses, products or technologies, or to repurchase shares of its common stock under its share repurchase program. Lam Research does not have agreements or commitments for any specific acquisition at this time.

This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities. Any offers of the Notes were and will be made only by means of a confidential offering memorandum. The Notes, the convertible note hedge transactions, the warrants and the shares of Lam Research common stock underlying these securities have not been and will not be registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

Lam Research Corporation is a major provider of wafer fabrication equipment and services to the world’s semiconductor industry. Lam’s common stock trades on The NASDAQ Global Select MarketSM under the symbol LRCX. Lam Research is a NASDAQ-100(R) Company.

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “may,” “will,” “could,” “believe,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions to identify such forward-looking statements. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. Lam Research undertakes no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties. Such risks and uncertainties include, but are not limited to, whether or not Lam Research will consummate the offering, the anticipated use of the proceeds of the offering and whether the convertible note hedge and warrant transactions will become effective.

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